Exhibit 10.3

THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) is entered into as of February 6, 2026 (the “Effective Date”), among COUSINS PROPERTIES LP, a Delaware limited partnership (“Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (“Parent”) (Borrower and Parent are individually referred to herein as a “Loan Party” and collectively referred to herein as the “Loan Parties”) and each Lender that is a party to the Loan Agreement (defined below), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
R E C I T A L S
A.Reference is hereby made to that certain Amended and Restated Term Loan Agreement, dated as of June 28, 2021 (as modified, amended, renewed, extended, or restated from time to time, the “Loan Agreement”), executed by Borrower, Parent, the other Guarantors party thereto, the Lenders party thereto, and Administrative Agent (Administrative Agent and the Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).
B.Borrower, Administrative Agent and the Lenders desire to amend certain provisions contained in the Loan Agreement, subject to the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Loan Agreement’s sections.
2.Amendments to the Loan Agreement. On and as of the Effective Date, the Loan Agreement is hereby amended as follows:
(a)    Section 1.01 is hereby amended to delete the following definitions in their entirety and replace such definitions with the following:
3.“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto. If the rate as so determined would be less than zero (0), such rate shall be deemed to be zero (0) for purposes of the Loans and Loan Documents.
4.“Term SOFR” means:
5.(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

6.(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
7.provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero (0), Term SOFR shall be deemed zero (0) for purposes of this Agreement.
(b)    Section 1.01 is hereby amended to delete the definition of “SOFR Adjustment” in its entirety.
8.Amendments to other Loan Documents.
(a)All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.
(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.
9.Conditions Precedent. This Amendment shall not be effective unless and until:
(a)Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties, Administrative Agent and the Lenders;
(b)the representations and warranties in this Amendment are true and correct in all material respects;
(c)after giving effect to this Amendment, the representations and warranties in the Loan Agreement and each other Loan Document are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of Effective Date as though made as of the Effective Date except to the extent that any of them speak to a different specific date, in which case they shall be true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of such earlier date;
(d)after giving effect to this Amendment, no Default or Event of Default exists; and
(e)Borrower pays the reasonable fees and expenses of Administrative Agent’s counsel.
10.Ratifications. Each Loan Party (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties and assurances.
11.Representations. Each Loan Party represents and warrants to the Credit Parties that as of the Effective Date: (a) this Amendment has been duly authorized, executed, and delivered by each Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Loan Party of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by the Loan Parties of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements, or understandings to which the Loan Parties are a party or by which the Loan

Parties are bound; (e) after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standards set forth therein) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality standards set forth therein) as of such earlier date; and (f) after giving effect to this Amendment, no Default or Event of Default exists.
12.Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
13.Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under Georgia law, and (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.
14.Electronic Execution; Electronic Records; Counterparts.
(a)This Amendment, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Credit Parties may, at its option, create one or more Electronic Copies, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(b)The Credit Parties shall neither be responsible for nor have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Credit Parties shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Guaranty for being the maker thereof).

(c)Each Loan Party and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other Loan Document based solely on the lack of paper original copies of this Amendment, such other Loan Document, and (ii) waives any claim against Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
15.Parties. This Amendment binds and inures to the Loan Parties and the Credit Parties and their respective successors and permitted assigns.
16.Entireties. The Loan Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Loan Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

EXECUTED as of the date first stated above.

BORROWER:
COUSINS PROPERTIES LP, a Delaware limited partnership
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

PARENT:
COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer
LENDERS/AGENTS:
JPMORGAN CHASE BANK, N.A., individually in its capacity as a Lender
By:	/s/ Cody A. Canafax
	Name:	Cody A. Canafax
	Title:	Executive Director

BANK OF AMERICA, N.A., individually in its capacity as a Lender and as Administrative Agent
By:	/s/ Helen Chan
	Name:	Helen Chan
	Title:	Vice President

Signature Page to
Third Amendment to Amended and Restated Loan Agreement

TRUIST BANK, individually in its capacity as a Lender
By:	/s/ C. Vincent Hughes Jr.
	Name:	C. Vincent Hughes Jr.
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Scott S. Solis
	Name:	Scott S. Sollis
	Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Germaine R. Korhone
	Name:	Germaine R. Korhone
	Title:	Senior Vice President

Signature Page to
Third Amendment to Amended and Restated Loan Agreement

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Carina Gan
	Name:	Carina Gan
	Title:	Authorized Signatory

TD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ D. Randolph Bryan Wilson
	Name:	D. Randolph Bryan Wilson
	Title:	Vice President

FIRST HORIZON BANK, as a Lender
By:	/s/ Ty Treadwell
	Name:	Ty Treadwell
	Title:	Senior Vice President

Signature Page to
Third Amendment to Amended and Restated Loan Agreement